Exhibit 10.15.2

MORTGAGE SUPPLEMENT NO. 1

THIS MORTGAGE SUPPLEMENT NO. 1 dated December 14, 2016 (this “Mortgage Supplement”) made by MESA AIRLINES, INC., a Nevada corporation (together with its permitted successors and assigns, the “Grantor”), in favor of OBSIDIAN AGENCY SERVICES, INC., a California corporation as Security Trustee (together with its successors and permitted assigns, the “Security Trustee”).

W I T N E S S E T H:

WHEREAS, the Mortgage and Security Agreement, dated as of December 14, 2016 (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage), between the Grantor and the Security Trustee, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Security Trustee;

WHEREAS, the Mortgage was entered into between the Grantor and the Security Trustee in order to secure the Secured Obligations under that certain Credit Agreement, dated as of December 14, 2016, among the Grantor, as borrower, the lenders from time to time party thereto (together with their respective successors and assigns and any other additional lenders that become party to the Credit Agreement, each a “Lender” and collectively, the “Lenders”), the Security Trustee and CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”); and

WHEREAS, the Grantor wishes to subject the and Engines described in Exhibit 1 hereto to the security interest created by the Mortgage by execution and delivery of this Mortgage Supplement, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA, as one document;

NOW, THEREFORE, this Mortgage Supplement Witnesseth, that to secure the payment and performance of the Secured Obligations from time to time outstanding and to secure the performance and observance by the Grantor of all the agreements, covenants and provisions contained in the Loan Documents for the benefit of the Secured Parties, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Trustee, its successors and assigns, for the security and benefit of the Secured Parties, a security interest in all right, title and interest of the Grantor in, to and under the Engines as further described on Exhibit 1 hereto, in each case together with any and all Parts of whatever nature, which are from time to time included within the definition of “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to each such Engine (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and all Engine Documents relating to each such Engine.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Trustee, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

MESA AIRLINES, INC., as Grantor

By:	/s/ Brian S. Gillman
Name: Brian S. Gillman Title: Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Mortgage Supplement No.     ]

EXHIBIT 1

TO

MORTGAGE SUPPLEMENT NO. 1

THE ENGINES:
Manufacturer	Manufacturer’s Model	Serial Number
General Electric Company	CF34-8C5	194745
General Electric Company	CF34-8C5	194450
General Electric Company	CF34-8C5	965557
General Electric Company	CF34-8C5	965251
General Electric Company	CF34-8C5	195600
General Electric Company	CF34-8C5	195601
General Electric Company	CF34-8C5	195604
General Electric Company	CF34-8C5	195609
General Electric Company	CF34-8C5	195616
General Electric Company	CF34-8C5	195617